                             Exhibit 11
           Statements of Computation of Earnings Per Share

                                          September 30,
                                  ----------------------------
                                        1995         1994
                                  ----------------------------

Primary earnings per share:
---------------------------

Average shares outstanding            3,167,077    3,008,350
                                    -----------  -----------
Average options outstanding             131,137      162,740
Average exercise price              $      8.10  $      7.38
                                    -----------  -----------
Proceeds from the assumed exercise
  of options outstanding            $ 1,062,210  $ 1,201,021
Average market price per share            15.28        14.60
                                    -----------  -----------
Assumed shares repurchased               69,516       82,262
                                    -----------  -----------
Common stock equivalents of options
  outstanding                            61,621       80,478
                                    -----------  -----------
Weighted average shares outstanding
  (including common stock
   equivalents)                       3,228,698    3,088,828
                                    ===========  ===========

Net income                          $ 8,070,995  $ 6,048,946
Preferred stock dividend               (863,869)    (891,250)
                                    -----------  -----------
Net income applicable to
  common stockholders               $ 7,207,126  $ 5,157,696
                                    ===========  ===========

Earnings per common share           $      2.23  $      1.67
                                    ===========  ===========

Fully diluted earnings per share:
---------------------------------

Average shares outstanding            3,167,077    3,008,350
                                    -----------  -----------
Average options outstanding             131,137      162,740
Average exercise price              $      8.10  $      7.38
                                    -----------  -----------
Proceeds from the assumed exercise
  of options outstanding            $ 1,062,210  $ 1,201,021
Average market price per share            20.50        14.60
                                    -----------  -----------
Assumed shares repurchased               51,815       82,262
                                    -----------  -----------
Common stock equivalents of options
  outstanding                            79,322       80,478
Assumed conversion of outstanding
  convertible debentures (1)             40,661       40,661
Assumed conversion of outstanding
  preferred stock (2)                   917,832      920,000
                                    -----------  -----------
Weighted average shares outstanding
  (including common stock
   equivalents)                       4,204,892    4,049,489
                                    ===========  ===========


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
                           Exhibit 11
   Statements of Computation of Earnings Per Share, Continued

                                           September 30,
                                   -----------------------------
                                          1995         1994
                                   -----------------------------

Net income                            $ 8,070,995  $ 6,048,946

Interest expenses associated with
  the convertible debentures (3)           55,356       55,257
Income taxes (4)                          (18,821)     (18,787)
                                      -----------  -----------

Net income adjusted                   $ 8,107,530  $ 6,085,416
                                      ===========  ===========

Earnings per common share             $      1.93  $      1.50
                                      ===========  ===========

(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding       664,000      664,000
     Conversion price                       16.33        16.33
                                       ----------   ----------
     Potentially dilutive shares           40,661       40,661
                                       ==========   ==========

(2) Potential dilution relating to preferred stock is calculated as follows:

     Average Series A Preferred stock
       outstanding                      9,546,575   11,500,000
     Conversion price                       12.50        12.50
                                       ----------   ----------
     Potentially dilutive shares          763,726      920,000
                                       ==========   ==========

     Average Series B Preferred stock
       outstanding                      3,236,226            -
     Conversion price                       21.00            -
                                       ----------
     Potentially dilutive shares          154,106            -
                                       ==========


(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.













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